Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Dynatronics Corporation of our report dated September 30, 2013 relating to the consolidated financial statements of Dynatronics Corporation and subsidiary as of June 30, 2013 which appears in Dynatronics Corporation’s Annual Report (Form 10-K) for the year ended June 30, 2014, filed with the Securities and Exchange Commission.

/s/ Larson & Company, PC

Salt Lake City, Utah
September 3, 2015